UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2016 (January 15, 2016)

The ADT Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 988-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On January 15, 2016, Tyco International plc (“Tyco”) entered into a Stipulation of Settled Issues (“Stipulation of Settlement”) with the Internal Revenue Service (the “IRS”) intended to resolve all disputes related to the previously disclosed intercompany debt issues for IRS audits of 1997 through 2000 tax years of Tyco and its subsidiaries as they existed at the time (the “Pre-2001 Debt”). The issues and proposed tax adjustments subject to the Stipulation of Settlement are generally subject to the sharing provisions of the Tax Sharing Agreement (the “2007 Tax Sharing Agreement”), dated September 25, 2007, among Tyco, TE Connectivity Ltd. (“TE Connectivity”) and Covidien plc (which on January 25, 2015 was acquired by and now operates as a subsidiary of Medtronic plc “Medtronic”), and the Tax Sharing Agreement (the “2012 Tax Sharing Agreement”), dated September 28, 2012, among Tyco, The ADT Corporation (“ADT”) and Pentair Ltd. The Stipulation of Settlement is contingent upon the IRS Appeals Division applying the same settlement to all Pre-2001 Debt issues on appeal for subsequent audit cycles, and if applicable, review by the United States Congress Joint Committee on Taxation. Under these tax sharing agreements, Tyco has the right to administer, control and settle the matters subject to the Stipulation of Settlement.

If finalized, the tentative resolution would cover all aspects of the controversy related to the Pre-2001 Debt before the U.S. Tax Court and the Appeals Division of the IRS. The tentative resolution would also result in a total cash payment to the IRS shared among Tyco, Medtronic and TE Connectivity in accordance with the formula in the 2007 Tax Sharing Agreement. Consequently, cash payment would be split among Tyco, Medtronic and TE Connectivity 27%, 42%, and 31%, respectively. ADT’s share of the collective liability is determined pursuant to the 2012 Tax Sharing Agreement, and, under such agreement, ADT would not be responsible for any cash payments under the tentative resolution.

Other intercompany debt transactions for which Tyco received anticipated Revenue Agent Reports in 2015 proposing adjustments for certain Tyco entities’ previously filed tax returns, including the predecessor to ADT, for the 2008 and 2009 tax years are still under administrative review by the IRS.

ADT expects the impact of its obligations under the Tax Sharing Agreements related to this tentative resolution on its financial position, results of operations, or cash flows to be immaterial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016	THE ADT CORPORATION
By: /s/ N. David Bleisch Name: N. David Bleisch Title: Senior Vice President and Chief Legal Officer